Exhibit 99.1

Intrawest Commits to Sell Vacation Club Business for $85 Million

- Company Significantly Enhances Financial Capacity to Support Future Growth –

Denver, Colorado, November 25, 2015 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today announced that it has entered into a definitive agreement to sell Intrawest Resort Club Group (“IRCG”), its vacation club business, to Diamond Resorts International, Inc. (NYSE: DRII) for $85 million, subject to certain closing adjustments.  The transaction is expected to be completed by the end of the first quarter of calendar year 2016 and is subject to certain closing conditions.

“We are excited to enter into this agreement and believe this transaction creates meaningful value for our shareholders as it better positions Intrawest for greater long-term growth,” stated Tom Marano, Chief Executive Officer of Intrawest Resorts.  “With the additional cash from this transaction, we are well positioned to continue driving organic growth at our mountain resort and adventure businesses while also actively pursuing strategic acquisitions and evaluating opportunities to unlock the value of our real estate holdings over time.”

“We are committed to working closely with Diamond to execute a seamless transaction and look forward to a long-term relationship with Diamond that we believe will benefit club members and our resorts alike,” continued Mr. Marano.  “We are confident that IRCG will thrive at Diamond, with its network of more than 350 worldwide vacation destinations and focus on delivering consistent quality and personalized service, and we believe members will benefit tremendously.”

IRCG develops, sells interests in, and manages a points-based timeshare vacation club called Club Intrawest.  The transaction includes the management contracts with Club Intrawest, the current balance of notes receivable, approximately four acres of undeveloped land, and the current balance of points available for sale. Club Intrawest consists of nine resorts, including locations at the Company’s Mont Tremblant in Quebec and Blue Mountain in Ontario.

Deutsche Bank Securities Inc. acted as financial advisor, and Dechert LLP acted as legal counsel to Intrawest Resorts.

About Intrawest Resorts Holdings, Inc.
Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns six four-season mountain resorts with approximately 8,000 skiable acres and over 1,130 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages, markets and sells vacation club properties; manages condominium hotel properties; and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements
This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our recent acquisition and other risks associated with our acquisition strategy; Steamboat Ski & Resort's dependence on subsidized direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; risks of foreign currency fluctuations which could reduce the U.S. dollar value of our Canadian earnings; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change on our business operations; our ability to maintain effective internal control over financial reporting; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; risks associated with Fortress’s ownership of a majority of our outstanding common stock and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2015, filed with the Securities and Exchange Commission (“SEC”) on September 9, 2015, as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.  In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Investor Relations
Intrawest Resorts Holdings, Inc.
(303) 749-8370
InvestorRelations@intrawest.com